Exhibit 99.1

                 Staples, Inc. Reports Second Quarter
                             Performance

   Earnings Per Share Rose 14 Percent and Sales Increased 11 Percent


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Aug. 21, 2007--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended August 4, 2007. Total company sales increased 11 percent to $4.3 billion compared to the second quarter of 2006. Net income rose 11 percent year over year to $179 million, and earnings per share, on a diluted basis, increased 14 percent to 25 cents, from the 22 cents achieved in the second quarter of last year.

    Total North American Retail sales grew five percent in the second quarter. North American Retail comparable sales decreased two percent versus 2006, reflecting lower sales in furniture, supplies, and business machines partially offset by strong sales in copy and print centers, laptop computers, ink, and software. North American Delivery continued its industry-leading growth, increasing sales 16 percent versus last year's second quarter. Total International sales increased 18 percent in US dollars, benefiting from a $39 million foreign currency impact, and increased 11 percent in local currency. International comparable sales grew seven percent versus 2006.

    "We are pleased to deliver double-digit top and bottom line growth while operating in a tough retail environment in North America." said Ron Sargent, Staples' chairman and chief executive officer. "We continue to execute well and invest in new growth ideas to achieve our sales and earnings goals."

    Highlights for the second quarter include:

    -- Total company operating income rate improved four basis points year over year to 6.54 percent.

    -- North American Retail operating income rate was 7.43 percent, down 33 basis points versus 2006, reflecting deleverage in fixed costs resulting from a decrease in comparable store sales and investments in growth initiatives, offset by tight expense controls.

    -- North American Delivery drove strong sales growth across all major product categories, achieved excellent service and operational execution, and improved supply chain metrics, driving a 14 basis point improvement in operating income rate to 10.66 percent.

    -- International Operations swung to a profit in the second quarter with operating income rate improving 225 basis points. Both retail and delivery drove strong top and bottom line growth.

    -- Staples opened 23 new stores in the United States, seven new stores in China, five new stores in Canada, one new store in Portugal and closed one store in the UK. The company now operates 1,962 stores worldwide.

    -- Staples continued to invest in its North American Delivery network with the opening of a new tri-channel fulfillment center in Denver.

    -- The company generated $14 million of free cash flow during the first half of the year after $206 million of capital expenditures, compared to a use of cash of $125 million for the same period last year.

    -- Staples announced a new $1.5 billion share repurchase program and repurchased 8.1 million shares of its stock for $198 million during the quarter. Year-to-date the company has repurchased 15.3 million shares for $386 million.

    Outlook

    Staples expects to achieve earnings per share growth of approximately 15% for both the third quarter and the full year. This guidance excludes previously disclosed adjustments to 2006 earnings, for the 53rd week benefit, favorable tax events and the adjustment for prior years' stock-based compensation. Staples anticipates low double-digit sales growth for the total company in the third quarter. Staples expects slightly negative to flat same store sales and mid single-digit sales growth in North American Retail, mid-teens sales growth in North American Delivery, and low to mid single-digit retail same store sales and high single-digit sales growth in local currency in International for the third quarter. For fiscal year 2007, adjusting for the extra week in 2006, Staples anticipates low double-digit sales growth for the total company and flat same store sales for North American Retail.

    Today's Conference Call

    The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 74,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2006 sales of $18.2 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 22 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates more than 1,900 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading "Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial performance; our operating results may be impacted by changes in the economy that impact business and consumer spending; our business and financial performance is dependent upon our ability to attract and retain qualified associates; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to product liability claims; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; fluctuations in our effective tax rate may adversely affect our business and results of operations; compromises of our information security may adversely affect our business; wage and hour class action lawsuits may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading "Risk Factors" and elsewhere, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.




                    STAPLES, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)
                             (Unaudited)


                                              August 4,   February 3,
                                                 2007         2007
                                             ------------ ------------
ASSETS
Current assets:
 Cash and cash equivalents                   $   691,916  $ 1,017,671
 Short-term investments                          165,244      457,759
 Receivables, net                                790,527      720,797
 Merchandise inventories, net                  2,252,317    1,919,714
 Deferred income tax asset                       134,705      141,108
 Prepaid expenses and other current assets       201,148      174,314
                                             ------------ ------------
   Total current assets                        4,235,857    4,431,363

Property and equipment:
 Land and buildings                              825,027      791,264
 Leasehold improvements                        1,059,229      996,434
 Equipment                                     1,673,971    1,539,617
 Furniture and fixtures                          811,184      757,408
                                             ------------ ------------
   Total property and equipment                4,369,411    4,084,723
 Less accumulated depreciation and
  amortization                                 2,319,095    2,110,602
                                             ------------ ------------
   Net property and equipment                  2,050,316    1,974,121

 Lease acquisition costs, net of accumulated
  amortization                                    33,103       33,579
 Intangible assets, net of accumulated
  amortization                                   250,683      232,383
 Goodwill                                      1,669,592    1,455,113
 Other assets                                    313,707      270,706
                                             ------------ ------------
   Total assets                              $ 8,553,258  $ 8,397,265
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                            $ 1,615,749  $ 1,486,188
 Accrued expenses and other current
  liabilities                                    845,482    1,101,018
 Debt maturing within one year                   203,391      201,177
                                             ------------ ------------
   Total current liabilities                   2,664,622    2,788,383

Long-term debt                                   319,320      316,465
Deferred income tax liability                      9,349        8,986
Other long-term obligations                      406,148      252,657
Minority interest                                  3,111        9,109

Stockholders' equity:
 Preferred stock, $.01 par value, 5,000,000
  shares authorized; no shares issued                  -            -
 Common stock, $.0006 par value,
  2,100,000,000 shares authorized;
  issued 862,904,748 shares at August 4,
   2007 and 849,338,568 shares at February
   3, 2007                                           518          510
 Additional paid-in capital                    3,558,074    3,338,412
 Cumulative foreign currency translation
  adjustments                                    311,933      189,115
 Retained earnings                             4,185,843    4,005,424
 Less: Treasury stock at cost - 146,206,663
  shares at August 4, 2007, and 130,605,591
  shares at February 3, 2007                  (2,905,660)  (2,511,796)
                                             ------------ ------------
   Total stockholders' equity                  5,150,708    5,021,665
                                             ------------ ------------
   Total liabilities and stockholders'
    equity                                   $ 8,553,258  $ 8,397,265
                                             ============ ============




                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                             (Unaudited)

                    13 Weeks Ended               26 Weeks Ended
              ---------------------------  ---------------------------
                August 4,     July 29,       August 4,     July 29,
                  2007          2006           2007          2006
              ------------- -------------  ------------- -------------

Sales         $  4,290,424  $  3,880,674   $  8,879,889  $  8,118,320
Cost of
 goods sold
 and
 occupancy
 costs           3,080,057     2,784,070      6,384,583     5,832,719
              ------------- -------------  ------------- -------------
    Gross
     profit      1,210,367     1,096,604      2,495,306     2,285,601

Operating
 and other
 expenses:
  Operating
   and
   selling         723,616       664,975      1,483,330     1,381,132
General and
 administrative    202,400       176,324        401,581       360,047
 Amortization
  of
  intangibles        3,877         3,043          7,310         6,246
              ------------- -------------  ------------- -------------
Total
 operating
 expenses          929,893       844,342      1,892,221     1,747,425
              ------------- -------------  ------------- -------------

Operating
 income            280,474       252,262        603,085       538,176

Other income
 (expense):
  Interest
   income           10,630        11,096         26,181        30,613
  Interest
   expense         (11,065)      (11,089)       (22,200)      (25,745)
 Miscellaneous
  expense             (892)         (431)        (1,489)         (859)
               ------------ -------------  ------------- -------------
   Income
    before
    income
    taxes
    and
    minority
    interest       279,147       251,838        605,577       542,185
Income tax
 expense           100,493        90,662        218,008       195,187
              ------------- -------------  ------------- -------------
   Income
    before
    minority
    interest       178,654       161,176        387,569       346,998
Minority
 interest             (174)           (1)          (402)         (253)
              ------------- -------------  ------------- -------------
    Net
     income   $    178,828  $    161,177   $    387,971  $    347,251
              ============= =============  ============= =============


Earnings Per
 Share:

     Basic
      earnings
      per
      common
      share   $       0.25  $       0.22   $       0.55  $       0.48
              ============= =============  ============= =============

     Diluted
      earnings
      per
      common
      share   $       0.25  $       0.22   $       0.53  $       0.47
              ============= =============  ============= =============

Dividends
 declared per
 common share $          -  $          -   $       0.29  $       0.22
              ============= =============  ============= =============


Weighted
 average
 shares
 outstanding:

     Basic     708,145,408   723,466,193    709,822,203   724,616,732

     Diluted   726,071,464   744,067,666    727,494,199   744,185,638




                    STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)
                             (Unaudited)

                                                  26 Weeks Ended
                                             -------------------------
                                              August 4,     July 29,
                                                 2007         2006
                                             ------------ ------------
Operating Activities:
 Net income                                  $   387,971  $   347,251
 Adjustments to reconcile net income to net
  cash
   provided by operating activities:
  Depreciation and amortization                  186,635      162,495
  Stock-based compensation                        83,118       73,987
  Deferred tax benefit                            21,839       11,941
  Excess tax benefits from stock-based
   compensation arrangements                     (15,973)     (21,074)
  Other                                              373        4,432
  Changes in assets and liabilities:
  Increase in receivables                        (45,731)     (48,548)
  Increase in merchandise inventories           (259,261)    (182,050)
  Increase in prepaid expenses and other
   assets                                        (56,166)     (21,476)
  Increase (decrease) in accounts payable         81,086      (42,818)
  Decrease in accrued expenses and other
   liabilities                                  (246,398)    (166,860)
  Increase in other long-term obligations         82,006       11,364
                                             ------------ ------------
Net cash provided by operating activities        219,499      128,644

Investing Activities:
 Acquisition of property and equipment          (205,574)    (253,729)
 Acquisition of businesses and investment in
  joint ventures, net of cash acquired          (178,295)           -
 Purchase of short-term investments           (3,123,358)  (3,892,485)
 Proceeds from the sale of short-term
  investments                                  3,415,874    4,178,911
                                             ------------ ------------
Net cash (used in) provided by investing
 activities                                      (91,353)      32,697

Financing Activities:
 Proceeds from the exercise of stock options
  and the sale of stock under employee stock
 purchase plans                                  109,030       81,952
 Payments on borrowings                           (3,213)      (2,297)
 Proceeds from borrowings                          3,949            -
 Excess tax benefits from stock-based
  compensation arrangements                       15,973       21,074
 Cash dividends paid                            (207,552)    (160,883)
 Purchase of treasury stock                     (393,864)    (354,341)
                                             ------------ ------------
Net cash used in financing activities           (475,677)    (414,495)

Effect of exchange rate changes on cash and
 cash equivalents                                 21,776       10,046

Net decrease in cash and cash equivalents       (325,755)    (243,108)
Cash and cash equivalents at beginning of
 period                                        1,017,671      977,822
                                             ------------ ------------
Cash and cash equivalents at end of period   $   691,916  $   734,714
                                             ============ ============




                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)


                             (Unaudited)             (Unaudited)
                           13 Weeks Ended          26 Weeks Ended
                       ----------------------- -----------------------

                        August 4,   July 29,    August 4,   July 29,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Sales:
North American Retail  $2,111,192  $2,012,496  $4,474,795  $4,318,408
North American
 Delivery               1,576,829   1,358,365   3,169,858   2,745,604
International
 Operations               602,403     509,813   1,235,236   1,054,308
                       ----------- ----------- ----------- -----------
Total sales            $4,290,424  $3,880,674  $8,879,889  $8,118,320
                       =========== =========== =========== ===========

Business Unit Income:
North American Retail  $  156,832  $  156,051  $  346,384  $  336,512
North American
 Delivery                 168,099     142,957     319,929     272,852
International
 Operations                 4,401      (7,721)     19,890       2,799
                       ----------- ----------- ----------- -----------
Total business unit
 income                $  329,332  $  291,287  $  686,203  $  612,163
Stock-based
 compensation             (48,858)    (39,025)    (83,118)    (73,987)
                       ----------- ----------- ----------- -----------
Total reportable
 segments                 280,474     252,262     603,085     538,176
Interest and other
 income, net               (1,327)       (424)      2,492       4,009
                       ----------- ----------- ----------- -----------
Income before income
 taxes and minority
 interest              $  279,147  $  251,838  $  605,577  $  542,185
                       =========== =========== =========== ===========



    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Owen Davis, 508-253-8530/8468 or
             Investor Contact:
             Laurel Lefebvre/Chris Powers, 508-253-4080/4632